Exhibit 15.1

April 25, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Burlington Northern Santa Fe Corporation

Registration Statement on Form S-3

(No. 333-130214)

Registration Statements on Form S-8

(No. 33-62825)

(No. 33-62827)

(No. 33-62829)

(No. 33-62831)

(No. 33-62833)

(No. 33-62835)

(No. 33-62837)

(No. 33-62839)

(No. 33-62841)

(No. 33-62943)

(No. 33-63247)

(No. 33-63249)

(No. 33-63253)

(No. 333-03275)

(No. 333-03277)

(No. 333-19241)

(No. 333-77615)

(No. 333-59854)

(No. 333-108384)

(No. 333-118732)

Commissioners:

We are aware that our report dated April 19, 2006 on our review of the consolidated interim financial information of Burlington Northern Santa Fe Corporation and its subsidiaries (the “Company”) for the three month periods ended March 31, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 is incorporated by reference in its Registration Statements referred to above.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

E-3